UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

P10, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2908160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2699 Howell Street, Suite 1000, Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.001 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by P10, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “PX.” The Class A Common Stock is currently listed on the New York Stock Exchange under the symbol “PX.”

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Class A Common Stock contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025, as may be amended from time to time, to which this Form 8-A relates, is incorporated herein by reference.

We expect the listing and trading of the Common Stock on the NYSE Texas to commence on August 15, 2025 under the symbol “PX.”

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

P10, INC.

Dated: August 14, 2025	By:	/s/ Amanda Coussens
Name: Amanda Coussens
Title: Chief Financial Officer